UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 29, 2006

SAVI MEDIA GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27727	91-1766174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9852 West Katella Ave., #363, Anaheim, CA	92804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 740-0601

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Greg Sweeney as Chief Executive Officer and President

Effective August 30, 2006, we entered into a consulting agreement with Greg Sweeney to serve as our Chief Financial Officer and President. Pursuant to the agreement, Mr. Sweeney receives a monthly salary of $10,000. In addition, Mr. Sweeney is entitled to receive bonuses and commissions based upon financing raised and operating targets. Additionally, Mr. Sweeney received 5 million shares of common stock upon execution of the agreement.

Since August 2004, Mr. Sweeney has been self-employed as a management consultant for Rogers Transportation, based in Garland, Texas. Between January 2004 and August 2004, Mr. Sweeney was a sales representative and Director of Sales & Marketing for Railhead Underground Products, LLC, based in Ft. Worth, Texas. Mr. Sweeney the elected mayor of Andrews, Texas for three terms. Mr. Sweeney also founded and was the President of Austin Equipment Co., Fossil Creek Productions Co and Sweeney Oil Co. Mr. Sweeney served as a District Manager of Nolan Brunson Inc. Mr. Sweeney also served in the United States Air Force, where we was a member of the Aerospace & Medicine - Laser Research and Development Team.

Mario Procopio, our former Chief Executive Officer, will remain with the Company as Chairman of the Board of Directors.

Appointment of Phil Scott as Chief Financial Officer

Effective August 29, 2006, we entered into a consulting agreement with Herrera Partners, LP, pursuant to which Phil Scott shall serve as our Chief Financial Officer. Pursuant to the agreement, we will pay Herrera Partners a monthly fee of $7,000, of which, $3,000 can be paid in shares of restricted common stock. In addition, we agreed to compensate Herrera Partners at the rate of $350 an hour for all work in excess of 20 hours of work provided by Mr. Scott per month.

Since June 2006, Mr. Scott has been the managing director of Herrera Partners, LLP, a Houston, Texas based investment banking and financial consulting firm. Between April 2005 and June 2006, Mr. Scott was the VP-Corporate Development for Heritage Provider Network. Between June 2002 and July 2004, Mr. Scott was the Chief Financial Officer for SurgiCare, Inc., a publicly-traded company. Since June 1999, Mr. Scott has been the President and Chief Financial Officer for DS Enterprises. Mr. Scott has also been the Chief Financial Officer and Executive Vice President for PSX, Inc., VP-Corporate Development for HealthCare Partners and the Chief Financial Officer and VP of The Camden Group. Mr. Scott received his MBA from the University of San Diego and a BS Degree in Chemical Engineering from California Institute of Technology.

A copy of the presss release that discuss these matters are filed as Exhibits 99.1 and 99.2 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
10.1	Consulting agreement between Savi Media Group and Greg Sweeney

10.2	Consulting agreement between Savi Media Group and Herrera Partners, L.P.

99.1	Press Release issued August 29, 2006

99.2	Press Release issued August 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVI MEDIA GROUP, INC.

Dated: September 5, 2006	By:	/s/ Greg Sweeney
Greg Sweeney, Chief Executive Officer